Exhibit 99.1

FOR IMMEDIATE RELEASE
Comscore Reports First Quarter 2023 Results
RESTON, Va., May 9, 2023 – Comscore, Inc. (Nasdaq: SCOR), a trusted partner for planning, transacting, and evaluating media across platforms, today reported financial results for the quarter ended March 31, 2023.
"Despite a challenging macroeconomic environment, I am pleased with the progress we're making against our strategic and operational priorities," said Jon Carpenter, CEO of Comscore. "Our wins over the course of the first quarter, including Warner Bros. Discovery, YouTube and IPG Mediabrands, highlight the breadth of our offerings and the confidence our clients have in the scale, transparency and interoperability of our solutions. We remain focused on execution, delivering best in class cross-platform audience solutions for our clients and value creation for our shareholders."
Q1 2023 Financial Highlights
•Revenue for the first quarter was $91.6 million compared to $94.0 million in Q1 2022
•Net loss of $8.7 million compared to $9.3 million in Q1 2022
•Adjusted EBITDA of $5.2 million compared to $6.8 million in Q1 2022
•FX adjusted EBITDA of $6.7 million compared to $6.4 million in Q1 2022
•Maintaining full year guidance for revenue and adjusted EBITDA
Recent Business Developments
•Selected by Warner Bros. Discovery as a preferred alternative currency partner for the 2023-2024 upfront season leveraging our unparalleled linear and cross-platform audience measurement solutions
•Expanded partnership with IPG Mediabrand's MAGNA, which will begin leveraging Comscore's local television ratings data to inform TV buys across the organization as the company's only alternative currency provider for local television
•Expanded our Comscore Campaign Ratings relationship with YouTube through a new engagement to measure incremental reach on the upcoming NFL Sunday Ticket content addition
•Selected by Tubi, Fox Corporation's ad-supported video-on-demand streaming service, as a measurement partner for cross-platform campaign measurement via Comscore Campaign Ratings
•Entered into a partnership with PubMatic, in which Proximic by Comscore's Predictive Audiences and Content Targeting solutions have been integrated into the PubMatic platform, enabling clients to leverage new targeting options and reach key audiences in premium, brand safe environments
First Quarter Summary Results
Revenue in the first quarter was $91.6 million, down 2.6% from $94.0 million in Q1 2022, primarily due to a decline in Digital Ad Solutions revenue from Q1 2022 as a result of slower ad spend, which impacted our custom digital solutions and other digital products. Cross Platform Solutions revenue was up from Q1 2022, with double-digit growth in local TV and continued strength in our movies business.
Our core operating expenses, which include cost of revenues, sales and marketing, research and development and general and administrative expenses, were $91.6 million, a decrease of 6.3% compared to $97.7 million in Q1 2022. The primary driver of the decline was employee compensation, which decreased from ongoing restructuring efforts and a higher amount of capitalization related to internally developed software.
Net loss for the quarter was $8.7 million, compared to $9.3 million in Q1 2022. After accounting for dividends on our convertible preferred stock, loss per share attributable to common shares was $(0.13) and $(0.14) for Q1 2023 and Q1 2022, respectively.
Adjusted EBITDA for the quarter was $5.2 million, compared to $6.8 million in Q1 2022, resulting in adjusted EBITDA margins of 5.7% and 7.2%, respectively. Excluding the impact of foreign currency transactions, FX adjusted EBITDA for the quarter was $6.7 million, compared to $6.4 million in Q1 2022. Adjusted EBITDA and adjusted EBITDA margin exclude stock-based compensation, restructuring costs, amortization of cloud-computing implementation costs, change in fair value of contingent consideration and warrants liability, and other items as presented in the accompanying tables. FX adjusted EBITDA excludes these items as well as gain/loss from foreign currency transactions.
Balance Sheet and Liquidity
As of March 31, 2023, cash, cash equivalents and restricted cash totaled $20.7 million. Total debt principal, including $16.0 million in outstanding borrowings under our senior secured revolving credit agreement, was $18.7 million.
2023 Outlook
Based on current trends and expectations, we are maintaining our guidance for full year 2023 revenue and adjusted EBITDA, with revenue growth in the low to mid single digits over 2022 and an adjusted EBITDA margin in the double digits.
We do not provide GAAP net (loss) income on a forward-looking basis because we are unable to predict with reasonable certainty our future stock-based compensation expense, fair value adjustments, variable interest expense, litigation and restructuring expense and any unusual gains or losses without unreasonable effort. These items are uncertain, depend on various factors, and could be material to results computed in accordance with GAAP. For this reason, we are unable without unreasonable effort to provide a reconciliation of adjusted EBITDA or adjusted EBITDA margin to the most directly comparable GAAP measure, GAAP net (loss) income, on a forward-looking basis.
Conference Call Information for Today, Tuesday, May 9, 2023 at 5:00 p.m. ET
Management will host a conference call to discuss the results on Tuesday, May 9, 2023 at 5:00 p.m. ET. The live audio webcast along with supplemental information will be accessible at ir.comscore.com/events-presentations. Participants can obtain dial-in information by registering for the call at the same web address and are advised to register in advance of the call to avoid delays. Following the conference call, a replay will be available via webcast at ir.comscore.com/events-presentations.
About Comscore
Comscore is a trusted partner for planning, transacting and evaluating media across platforms. With a data footprint that combines digital, linear TV, OTT and theatrical viewership intelligence with advanced audience insights, Comscore allows media buyers and sellers to quantify their multiscreen behavior and make business decisions with confidence. A proven leader in measuring digital and TV audiences and advertising at scale, Comscore is the industry's emerging, third-party source for reliable and comprehensive cross-platform measurement.
Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal and state securities laws, including, without limitation, our expectations, forecasts, plans and opinions regarding expected revenue growth and adjusted EBITDA margin for 2023, the impact of new customer contracts and partnerships on our business and revenue prospects, evolving economic and industry trends, currency opportunities, product integration and innovation, and restructuring plans and cost-reduction initiatives. These statements involve risks and uncertainties that could cause actual events to differ materially from expectations, including, but not limited to, changes in our business and customer, partner and vendor relationships; external market conditions and competition; changes or declines in ad spending or other macroeconomic factors; evolving privacy and regulatory standards; and our ability to achieve our expected strategic, financial and operational plans, including the restructuring plan we announced in September 2022. For additional discussion of risk factors, please refer to our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and other filings that we make from time to time with the U.S. Securities and Exchange Commission (the "SEC"), which are available on the SEC's website (www.sec.gov).
Investors are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made. We do not intend or undertake, and expressly disclaim, any duty or obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after the date of this press release, or to reflect the occurrence of unanticipated events.
Use of Non-GAAP Financial Measures
To provide investors with additional information regarding our financial results, we are disclosing in this press release adjusted EBITDA, adjusted EBITDA margin and FX adjusted EBITDA, which are non-GAAP financial measures used by our management to understand and evaluate our core operating performance and trends. We believe that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating our operating results, as they permit our investors to view our core business performance using the same metrics that management uses to evaluate our performance. Nevertheless, our use of these non-GAAP financial measures has limitations as an analytical tool, and investors should not consider these measures in isolation or as a substitute for analysis of our results as reported under GAAP. Instead, you should consider these measures alongside GAAP-based financial performance measures, net income (loss), various cash flow metrics, and our other GAAP financial results. Set forth below are reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measure, net income (loss). These reconciliations should be carefully evaluated.
Press
Marie Scoutas
Comscore, Inc.
917-213-2032
press@comscore.com

Investors
John Tinker
Comscore, Inc.
212-203-2129
jtinker@comscore.com

COMSCORE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	As of	As of
	March 31, 2023	December 31, 2022
(In thousands, except share and par value data)	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$20,274	$20,044
Restricted cash	398	398
Accounts receivable, net of allowances of $646 and $798, respectively	62,988	68,457
Prepaid expenses and other current assets	15,839	15,922
Total current assets	99,499	104,821
Property and equipment, net	37,160	36,367
Operating right-of-use assets	23,804	23,864
Deferred tax assets	3,575	3,351
Intangible assets, net	10,516	13,327
Goodwill	388,263	387,973
Other non-current assets	10,826	10,883
Total assets	$573,643	$580,586
Liabilities, Convertible Redeemable Preferred Stock and Stockholders' Equity
Current liabilities:
Accounts payable	$33,694	$29,090
Accrued expenses	36,289	43,393
Contract liabilities	56,868	52,944
Customer advances	11,688	11,527
Current portion of contingent consideration	3,623	7,134
Current operating lease liabilities	7,861	7,639
Warrants liability	2,533	718
Other current liabilities	14,958	12,646
Total current liabilities	167,514	165,091
Non-current operating lease liabilities	28,787	29,588
Non-current portion of accrued data costs	26,882	25,106
Revolving line of credit	16,000	16,000
Deferred tax liabilities	2,719	2,127
Other non-current liabilities	7,078	10,627
Total liabilities	248,980	248,539
Commitments and contingencies
Convertible redeemable preferred stock, $0.001 par value; 82,527,609 shares authorized, issued and outstanding as of March 31, 2023 and December 31, 2022; aggregate liquidation preference of $215,688 as of March 31, 2023, and $211,863 as of December 31, 2022	187,885	187,885
Stockholders' equity:
Preferred stock, $0.001 par value; 7,472,391 shares authorized as of March 31, 2023 and December 31, 2022, respectively; no shares issued or outstanding as of March 31, 2023 or December 31, 2022	—	—
Common stock, $0.001 par value; 275,000,000 shares authorized as of March 31, 2023 and December 31, 2022; 99,124,324 shares issued and 92,359,528 shares outstanding as of March 31, 2023, and 98,869,738 shares issued and 92,104,942 shares outstanding as of December 31, 2022	92	92
Additional paid-in capital	1,694,378	1,690,783
Accumulated other comprehensive loss	(14,423)	(15,940)
Accumulated deficit	(1,313,285)	(1,300,789)
Treasury stock, at cost, 6,764,796 shares as of March 31, 2023 and December 31, 2022	(229,984)	(229,984)
Total stockholders' equity	136,778	144,162
Total liabilities, convertible redeemable preferred stock and stockholders' equity	$573,643	$580,586

COMSCORE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(Unaudited)

	Three Months Ended March 31,
(In thousands, except share and per share data)	2023	2022
Revenues	$91,558	$93,966

Cost of revenues (1) (2)	51,929	52,918
Selling and marketing (1) (2)	17,154	17,166
Research and development (1) (2)	8,919	9,532
General and administrative (1) (2)	13,574	18,117
Amortization of intangible assets	2,811	6,779
Restructuring	998	—
Total expenses from operations	95,385	104,512
Loss from operations	(3,827)	(10,546)
Other (expense) income, net	(1,812)	2,433
(Loss) gain from foreign currency transactions	(1,466)	420
Interest expense, net	(352)	(200)
Loss before income taxes	(7,457)	(7,893)
Income tax provision	(1,214)	(1,383)
Net loss	$(8,671)	$(9,276)
Net loss available to common stockholders:
Net loss	(8,671)	(9,276)
Convertible redeemable preferred stock dividends	(3,825)	(3,825)
Total net loss available to common stockholders:	$(12,496)	$(13,101)
Net loss per common share:
Basic and diluted	$(0.13)	$(0.14)
Weighted-average number of shares used in per share calculation - Common Stock:
Basic and diluted	93,850,266	91,686,733
Comprehensive loss:
Net loss	$(8,671)	$(9,276)
Other comprehensive income (loss):
Foreign currency cumulative translation adjustment	1,517	(541)
Total comprehensive loss	$(7,154)	$(9,817)

(1) Excludes amortization of intangible assets, which is presented as a separate line item.
(2) Stock-based compensation expense is included in the line items above as follows:

	Three Months Ended March 31,
	2023	2022
Cost of revenues	$78	$301
Selling and marketing	105	263
Research and development	55	200
General and administrative	879	1,772
Total stock-based compensation expense	$1,117	$2,536

COMSCORE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended March 31,
(In thousands)	2023	2022
Operating activities:
Net loss	$(8,671)	$(9,276)
Adjustments to reconcile to net cash provided by operating activities:
Depreciation	4,724	4,191
Amortization of intangible assets	2,811	6,779
Change in fair value of warrants liability	1,815	(2,435)
Non-cash operating lease expense	1,395	1,483
Stock-based compensation expense	1,117	2,536
Deferred tax provision	566	513
Amortization expense of finance leases	429	704
Change in fair value of contingent consideration liability	96	2,348
Other	254	469
Changes in operating assets and liabilities:
Accounts receivable	5,868	7,301
Prepaid expenses and other assets	38	(1,270)
Accounts payable, accrued expenses and other liabilities	(4,914)	(2,288)
Contract liabilities and customer advances	3,540	3,209
Operating lease liabilities	(1,817)	(1,856)
Net cash provided by operating activities	7,251	12,408

Investing activities:
Capitalized internal-use software costs	(5,345)	(3,452)
Purchases of property and equipment	(487)	(347)
Net cash used in investing activities	(5,832)	(3,799)

Financing activities:
Contingent consideration payment at initial value	(1,037)	—
Principal payments on finance leases	(445)	(796)
Other	(174)	48
Net cash used in financing activities	(1,656)	(748)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	467	(86)
Net increase in cash, cash equivalents and restricted cash	230	7,775
Cash, cash equivalents and restricted cash at beginning of period	20,442	22,279
Cash, cash equivalents and restricted cash at end of period	$20,672	$30,054

	As of March 31,
	2023	2022
Cash and cash equivalents	$20,274	$29,629
Restricted cash	398	425
Total cash, cash equivalents and restricted cash	$20,672	$30,054

Reconciliation of Non-GAAP Financial Measures
The following table presents a reconciliation of GAAP net loss to non-GAAP adjusted EBITDA, adjusted EBITDA margin and non-GAAP FX adjusted EBITDA for each of the periods identified:

	Three Months Ended March 31,
(In thousands)	2023 (Unaudited)	2022 (Unaudited)
GAAP net loss	$(8,671)	$(9,276)

Depreciation	4,724	4,191
Amortization of intangible assets	2,811	6,779
Income tax provision	1,214	1,383
Amortization expense of finance leases	429	704
Interest expense, net	352	200
EBITDA	859	3,981

Adjustments:
Stock-based compensation expense	1,117	2,536
Restructuring	998	—
Amortization of cloud-computing implementation costs	359	359
Change in fair value of contingent consideration liability	96	2,348
Other expense (income), net (1)	1,815	(2,435)
Non-GAAP adjusted EBITDA	$5,244	$6,789
Non-GAAP adjusted EBITDA margin (2)	5.7%	7.2%

Adjustments:
Loss (gain) from foreign currency transactions	1,466	(420)
Non-GAAP FX adjusted EBITDA	$6,710	$6,369
(1) Adjustments to other expense (income), net reflect non-cash changes in the fair value of warrants liability included in other (expense) income, net on our Condensed Consolidated Statements of Operations and Comprehensive Loss.
(2) Adjusted EBITDA margin is calculated by dividing adjusted EBITDA by revenues reported on our Condensed Consolidated Statements of Operations and Comprehensive Loss for the applicable period.

Revenues
Revenues from our two offerings of products and services are as follows:

	Three Months Ended March 31,
(In thousands)	2023 (Unaudited)	% of Revenue	2022 (Unaudited)	% of Revenue	$ Variance	% Variance
Digital Ad Solutions	$50,447	55.1%	$53,137	56.5%	$(2,690)	(5.1)%
Cross Platform Solutions(1)	41,111	44.9%	40,829	43.5%	282	0.7%
Total revenues	$91,558	100.0%	$93,966	100.0%	$(2,408)	(2.6)%

(1) Cross Platform Solutions revenue includes revenue from our movies business, which grew from $8.2 million in the first quarter of 2022 to $8.8 million in the first quarter of 2023.